Exhibit 5.2

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

Facsimile (212) 455-2502

April 16, 2007

MASONITE INTERNATIONAL INC. and MASONITE INTERNATIONAL CORPORATION
1600 Britannia Road East
Mississauga, Ontario L4W 1J2 Canada

MASONITE CORPORATION
One North Dale Mabry Highway, Suite 950
Tampa, Florida  33609

Ladies and Gentlemen:

We have acted as counsel to Masonite International Inc., a corporation incorporated under the laws of Canada (“Parent”), Masonite International Corporation, a corporation incorporated under the laws of the Province of Ontario, Canada (“Masonite Canada”), Masonite Corporation, a Delaware corporation (“Masonite U.S.”), and the subsidiaries of Masonite Canada and Masonite U.S. listed on Schedule I hereto (each individually, a “U.S. Guarantor” and collectively, the “U.S. Guarantors”) and Schedule II hereto (each individually, a “Non-U.S. Guarantor” and collectively, the “Non-U.S. Guarantors”, and together with Parent and the U.S. Guarantors, the “Guarantors”) in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed by Masonite Canada, Masonite U.S. and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (i) the issuance by Masonite Canada of up to $358,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2015 (the “Canada Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Canada Guarantees”) with respect to the Canada Exchange Securities and (ii) the issuance by Masonite U.S. of up to $ 412,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2015 (the “U.S. Exchange Securities”, and together with Canada Exchange Securities, the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “U.S. Guarantees”, and together with the Canada Guarantees, the “Guarantees”) with respect to the U.S. Exchange Securities.  The Canada Exchange Securities and the Canada Guarantees will be issued under an indenture, dated as of October 6, 2006 (the “Canada Indenture”), among Masonite Canada, Masonite U.S., the Guarantors and The Bank of New York, as Trustee (the “Trustee”).  The U.S. Exchange Securities and the U.S. Guarantees will be issued under an indenture, dated as of October 6, 2006 (the “U.S. Indenture”, and together with the Canada Indenture, the “Indentures”) among Masonite U.S., Masonite Canada, the Guarantors and the Trustee.  The Canada Exchange Securities will be offered by Masonite Canada in exchange for up to $358,000,000 aggregate principal amount of its outstanding 11% Senior Subordinated Notes due 2015, and the U.S. Exchange Securities will be offered by Masonite U.S. in exchange for up to $412,000,000 aggregate principal amount of its outstanding 11% Senior Subordinated Notes due 2015.

We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of Masonite Canada, Masonite U.S. and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee.

We have assumed further that (1) Parent, Masonite Canada and each Non-U.S. Guarantor is validly existing under the law of its jurisdiction of organization and has duly authorized, executed and delivered the Indentures in accordance with its organizational documents and the law of its jurisdiction of organization, (2) the execution, delivery and performance by Parent, Masonite Canada and each Non-U.S. Guarantor of the Indentures and the Guarantees do not and will not violate the law of its jurisdiction of organization or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and (3) the execution, delivery and performance by Parent, Masonite Canada and each Non-U.S. Guarantor of the Indentures and the Guarantees do not and will not constitute a breach or violation of any agreement or instrument that is binding upon Parent, Masonite Canada or any Non-U.S. Guarantor.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. When the Canadian Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Canada Indenture upon the exchange, the Canada Exchange Securities will constitute valid and legally binding obligations of Masonite Canada, enforceable against Masonite Canada in accordance with their terms.

2. When the U.S. Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the U.S. Indenture upon the exchange, the U.S. Exchange Securities will constitute valid and legally binding obligations of Masonite U.S., enforceable against Masonite U.S. in accordance with their terms.

3. When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the States of California, Florida and Texas, we have relied upon the opinion of Holland Knight LLP dated the date thereof and as to matters governed by the law of the State of North Dakota, we have relied upon the opinion of Smith, Strege & Fredericksen, Ltd. dated the date thereof.

We understand that you are relying on (1) the opinion of Davies Ward Phillips & Vineberg LLP, with respect to matters governed by the laws of the Province of Ontario, Canada, or the laws of Canada, (2) the opinion of Morales, Noguera, Valdivieso & Besa, with respect to matters governed by the laws of Chile, (3) the opinion of Mason Hayes+Curran, with respect to matters governed by the laws of Ireland, (4) the opinion of González Calvillo, S.C., with respect to matters governed by the laws of Mexico and (5) the opinion of Pinsent Masons, with respect to matters governed by the laws of the United Kingdom, each dated the date thereof.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and to the extent set forth herein, the laws of the States of California, Florida, North Dakota and Texas.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

U.S. Guarantors

Cutting Edge Tooling, Inc.
Door Installation Specialists Corporation
Eger Properties
Florida Made Door Co.
Masonite PrimeBoard, Inc.
Pintu Acquisition Company, Inc.
Premdor Finance LLC
WMW, Inc.
Woodlands Millwork I, Ltd.

Schedule II

Non-U.S. Guarantors

3061275 Nova Scotia Company
Bonlea Limited
Castlegate Entry Systems, Inc.
Crown Door Corporation
Masonite Chile Holdings S.A.
Masonite Components
Masonite Europe
Masonite Europe Limited
Masonite Ireland
Masonite Mexico, S.A. de C.V.
Premdor Crosby Limited
Premdor U.K. Holdings Limited